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EXHIBIT 10.23

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the "Agreement") is effective as of the 13th day of May, 2010, between Bobby L. Moore, Jr., an individual maintaining an address at 4215 S.B. Merrion Road, Lakeland, Florida 33810 (together with his heirs, representatives, successors and assigns, “Guarantor”); B&M Construction Co., Inc., a Florida corporation, having its principal place of business at 3706 DMG Drive, Lakeland, Florida 33811 ("B&M”); and SSGI, Inc., a Florida corporation having its principal place of business at 8120 Belvedere Road, Suite 4, West Palm Beach, Florida 33411 ("SSGI").  B&M and SSGI are referred to collectively herein as “Indemnitor”.

BACKGROUND INFORMATION

Guarantor is a majority owner of B&M and in connection with such ownership interest has personally guaranteed certain obligations of B&M to Wachovia Bank pursuant to a $1,000,000 line of credit facility (the “Guaranty”).  Guarantor is now entering into an agreement with Indemnitor pursuant to which Guarantor will be selling his ownership interest in B&M.  In connection with such sale, Indemnitor has agreed to indemnify Guarantor and hold him harmless from any liability incurred by Guarantor in connection with the Guaranty.  Accordingly, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

OPERATIVE PROVISIONS

1.           Indemnification.

1.1         Scope.   Indemnitor, jointly and severally, indemnifies and agrees to hold Guarantor harmless, and agrees to defend Guarantor from, and reimburse Guarantor in full for, any and all losses, damages, costs, expenses, liabilities, fines, penalties or interest, obligations and claims of any kind, including, without limitation, reasonable attorneys’ fees and other legal costs and expenses, that Guarantor may at any time suffer or incur or become subject to, in connection with the Guaranty (collectively, the “Loss”).

1.2         Notification and Responsibility for Defense.   In case any Loss shall be brought to the attention of Guarantor, Guarantor shall promptly notify the Indemnitor in writing and provide the Indemnitor with the right to assume the defense of the Loss, including the employment of counsel and payment of all fees and expenses relating thereto.  Guarantor shall have the right to employ separate counsel in the defense of any such matter and participate in the defense thereof, but satisfaction of the fees and expenses of such counsel shall be the responsibility of Guarantor unless: (a) the Indemnitor has failed to assume the defense and employ competent counsel; or (b) the claim is against both the Indemnitor and Guarantor and Guarantor is advised by its legal counsel that representation of the Indemnitor and Guarantor by the same counsel creates a conflict of interest for such counsel which cannot be waived by the parties in accordance with applicable rules governing the counsel’s State Bar.

2.           Miscellaneous Provisions.

2.1         Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, or mailed from within the United States by certified mail, to the applicable address set forth in the preamble to this Agreement, or to such other address as any such party may have designated by like notice forwarded to the other party hereto.  All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

2.2         Binding Agreements; Assignability.Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the respective parties hereto, as well as their personal representatives, heirs, devisees, and successors.  This Agreement is not assignable by Indemnitor.

2.3         Entire Agreement.  This Agreement and the other documents referenced herein constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and executed by each of the parties hereto.

2.4         Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

2.5         Application of Florida Law.  This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida, and venue for any legal actions shall be Palm County, Florida.

2.6         Legal Fees and Costs.  If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

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In witness whereof, the parties have executed this Agreement as of the date set forth in the preamble.

“GUARANTOR”

/s/ Bobby L. Moore, Jr.
Bobby L. Moore, Jr.

“INDEMNITOR”

B&M Construction Co., Inc.

By:	/s/ Phillip A. Lee
Phillip A. Lee, President

By:	/s/ Evan D. Finch
Evan D. Finch, Chief Financial Officer

SSGI, Inc.

By:	/s/ Larry M. Glasscock
Larry M. Glasscock, President & CEO